EXHIBIT 5

                            SCHRODER SERIES TRUST II
                          INVESTMENT ADVISORY AGREEMENT


         Agreement, dated and effective as of December 9, 1997, between Schroder Series Trust II, a Delaware business trust (the "Trust") and Schroder Capital Management International Inc., a New York corporation (the "Adviser").

                                   WITNESSETH:

         WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act");

         WHEREAS, the Adviser provides investment advice and is registered with the Securities and Exchange Commission (the "SEC") as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and is registered with the United Kingdom Investment Management Regulatory Organisation ("IMRO");

         WHEREAS, the Trust desires to retain the Adviser to render investment advisory services to the Trust on behalf of Schroder All-Asia Fund (the "Fund") in the manner and on the terms hereinafter set forth; and

         WHEREAS, the Adviser is willing to render such investment advisory services to the Trust;

         NOW  THEREFORE,   in   consideration  of  the  promises  and  covenants
hereinafter contained, the Trust and the Adviser hereby agree as follows:

         1. ENGAGEMENT OF THE ADVISER. The Trust hereby employs the Adviser to act as the Fund's investment adviser and to provide the investment advisory services described below, subject to the supervision of the Board of Trustees of the Trust, for the period and on the terms and conditions set forth in this Agreement. The Adviser hereby accepts such employment and agrees during such period to render such services and to assume the obligations herein set forth for the compensation provided for herein. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority hereunder to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         2. INVESTMENT ADVISORY SERVICES. Subject always to the Trust's Trust Instrument, any Bylaws, and its registration statement filed on Form N-1A with the SEC, as such registration statement may be amended from time to time (the "Registration Statement"), the Adviser shall act as investment adviser to the Trust and as such shall furnish continuously an investment program for the Fund consistent with the Fund's investment objective, policies and restrictions. In the performance of its duties hereunder, the Adviser shall:

                  a. determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held in various securities and assets in which the Trust invests or in cash;

                  b.     make  decisions  for the Fund with  respect  to foreign
         currency  matters  and  foreign   exchange contracts, having regard to
         foreign exchange controls, if any;

                  c. advise the Fund in connection with policy decisions to be made by the Trust's Board of Trustees or any committee thereof with respect to its investments and, as requested, furnish the Trust with research, economic and statistical data in connection with the Fund's investments and investment policies;

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                  d.      submit such reports  relating to the  valuation of the
         Fund's securities as the Trust's Board of Trustees or the Trust's administrator or subadministrator may reasonably request;

                  e. place orders for the purchase, sale or exchange of portfolio assets for the Fund's accounts with brokers or dealers selected by the Adviser; provided, however, that in connection with the placing of such orders and the selection of such brokers or dealers the Adviser shall seek to obtain execution and pricing within the policy guidelines established by the Trust's Board of Trustees and set forth in the Registration Statement of the Trust as in effect from time to time;

                  f. provide information in the Adviser's possession to the Trust's administrator or subadministrator as the Trust's administrator or subadministrator may request to maintain and preserve the records required by the Investment Company Act;

                  g. obtain and evaluate such information relating to economics, industries, businesses, securities markets and securities as the Adviser may deem necessary or useful in the discharge of its duties hereunder; and

                  h. from time to time, or at any time requested by the Trust's Board of Trustees, make reports to the Trust concerning the Adviser's performance of the foregoing services and furnish advice and recommendations with respect to other aspects of the business and affairs of the Trust or the Fund.

         3.       ALLOCATION OF CHARGES AND EXPENSES.

                  a. The Adviser shall pay for maintaining its staff and personnel necessary to perform its obligations under this Agreement and shall, at its own expense, maintain the office space, facilities, equipment and personnel that are reasonably necessary to carry out its obligations hereunder. In addition, the Adviser shall pay the reasonable salaries, fees and expenses of such of the Trust's officers and employees (including the Trust's share of payroll taxes) and any fees and expenses of such of the Trust's Trustees as are directors, officers or employees of the Adviser or of Forum Financial Group, LLC ("Forum") or their affiliates; provided, however, that the Trust, and not the Adviser, shall bear out-of-pocket travel expenses of Trustees and officers of the Trust or of Forum who are directors, officers or employees of the Adviser or Forum to the extent that such expenses relate to attendance at meetings of the Board of Trustees of the Trust or any committees thereof.

                  b. The Trust assumes on the Fund's behalf and shall pay or cause to be paid fees to the Adviser, administrator, subadministrator and all other expenses of the Fund including, without limitation: (1) charges and expenses of any custodian, subcustodian or depository appointed by the Board of Trustees for the safekeeping of the Fund's cash, securities or property and fees and expenses of any transfer agent, dividend paying agent and registrar for the Fund; (2) charges and expenses of accounting and auditing; (3) expenses and fees associated with registering and qualifying securities issued by the Fund for sale with the SEC and in various states and foreign jurisdictions and expenses of preparing any share certificates and other expenses in connection with the issuance, offering or underwriting of such securities, including any stock exchange listing fees and freight insurance and other charges in connection with the shipment of the Fund's portfolio securities; (4) expenses of stationery, preparing, printing and distributing reports, notices and dividends and other documents to the Fund's shareholders, including, without limitation, expenses of the administrator or subadministrator;
         (5) interest on any indebtedness of the Fund; (6) governmental fees and taxes of the Fund, including any stock transfer tax payable on a portfolio security of the Fund; (7) brokerage commissions and other expenses incurred in acquiring or disposing of the Fund's portfolio securities; (8) costs of Trustee's and officers' insurance and fidelity bonds; (9) compensation and expenses of the Trustees who are not interested persons of the Adviser, including out-of-pocket travel expenses; (10) costs and expenses incidental to holding meetings of the Board of Trustees, or any committees thereof, or meetings of

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         shareholders  including  out-of-pocket  travel expenses of the Trustees and officers of the Trust or Forum who are directors, officers or employees of the Adviser or Forum to the extent that such expenses relate to attendance at such meetings; (11) fees for legal, auditing and consulting services and litigation expenses, including settlement or arbitration costs; (12) dues and expenses incurred in connection with membership in investment company organizations and expenses relating to investor and public relations; and (13) costs, expenses and fees incurred in connection with obtaining, maintaining, refinancing or repaying indebtedness. It is understood that the organization, offering and marketing expenses, including accounting, legal and printing expenses and registration fees incurred by the Adviser or Forum on behalf of the Trust in connection with the initial public offering of the Trust's securities will be reimbursed to the Adviser or Forum by the Trust.

         4.       COMPENSATION OF THE INVESTMENT ADVISER.

                  a.        FEES.

                           (i). In consideration of the foregoing, the Trust shall pay the Adviser a fee at an annual rate of 0.90% of the average daily net assets of that portion of the assets of the Fund that are not invested in another registered open-end management investment company, or separate series thereof, in accordance with Section 12(d)(1)(G) of the Investment Company Act of 1940, the rules thereunder or an applicable order of the Securities and Exchange Commission, granting an exemption from the prohibitions of Rule 12(d)(1) of that Act. No fee shall be payable under this subparagraph (i) during any period in which the Trust invests all (or substantially all) of its investment assets in a registered, open-end management investment company, or a separate series thereof, in accordance with Section 12(d)(1)(E) of the Investment Company Act.

                           (ii). In the event that investment assets of the Trust are invested in another registered open-end management investment company, or separate series thereof, the Trust shall pay the Adviser a fee on such assets at an annual rate of 0.20% of the average daily net assets of the Trust. Such fees shall be accrued daily and shall be payable monthly in arrears on the first day of each calendar month for services performed hereunder during any prior calendar month.

                  b. EXPENSE LIMITATIONS. In the event the operating expenses of the Fund, including amounts payable to the Adviser pursuant to subsection (a) hereof, for any fiscal year of the Trust ending on a date on which this Agreement is in effect, exceed the expense limitations applicable to the Trust imposed by applicable state securities laws or regulations thereunder, as such limitations may be raised or lowered from time to time, the Adviser shall reduce its management fee by the extent of such excess and, if required pursuant to any such laws or regulations, will reimburse the Fund in the amount of such excess; provided, however, to the extent permitted by law, there shall be excluded from such expenses the amount of any interest, taxes, brokerage commissions and extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs, including settlement or arbitration costs, and any indemnification related thereto) paid or payable by the Trust. Whenever the expenses of the Fund exceed a pro rata portion of the applicable annual expense limitations, the estimated amount of reimbursement under such limitations shall be applicable as an offset against the monthly payment of the management fee due to the Adviser. Should two or more expense limitations be applicable as of the end of the last business day of the month, that expense limitation which results in the largest reduction in the Adviser's fee shall be applicable.

         5.       LIMITATION OF LIABILITY OF THE ADVISER.

                  a. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution and management of the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Section 5, the term

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         "Adviser"  shall  include  any  affiliates  of the  Adviser  performing services for the Fund contemplated hereby and directors, officers and employees of the Adviser as well as that corporation itself.

                  b. The Adviser shall not be liable for any losses caused by disturbances of its operations by virtue of force majeure, war, riot or damage caused by nature or due to other events for which it is not responsible (e.g., strike, lock-out or losses caused by the imposition of foreign exchange controls, expropriation of assets or other acts of domestic or foreign authorities).

                  c. The presence of exculpatory language in this Agreement shall not be deemed by the Trust, the Adviser or any other party appointed pursuant to this Agreement, including, without limitation, any custodian, as in any way limiting causes of action and remedies that, notwithstanding such language, may be available to the Trust or Fund either under common law or statutory law principles applicable to fiduciary relationships or under the federal securities laws.

         6.       OTHER ACTIVITIES OF THE ADVISER AND ITS AFFILIATES.

                  a. Nothing herein contained shall prevent the Adviser or any of its affiliates from engaging in any other business or from acting as investment adviser or investment manager for any other person or entity, whether or not having investment policies or portfolios similar to that of the Fund or Trust; and it is specifically understood that officers, directors and employees of the Adviser and its affiliates may continue to engage in providing portfolio management services and advice to other investment companies whether or not registered, and to other investment advisory clients. When other investment companies or clients of the Adviser desire to purchase or sell a security at the same time such security is purchased or sold for the Fund, such purchases and sales will, to the extent feasible, be allocated among the Fund and such other investment companies or clients in a manner believed by the Adviser to be equitable to the Trust and such other investment companies clients.

                  b. The Adviser reserves the right to grant the use of the name "SCHRODER" or any derivative thereof to any other investment company or business enterprise. The Adviser reserves the right to withdraw from the Trust the use of the name "SCHRODER" and the use of its registered service mark; at such time of withdrawal of the right to use the name "SCHRODER," the Adviser agrees that the question of continuing this Agreement may be submitted to a vote of the Fund's shareholders. In the event of such withdrawal or the termination of this Agreement, for any reason, the Trust will, on the written request of the Adviser, take such action as may be necessary to change its name and eliminate all reference to the word "SCHRODER" in any form, and will no longer use such registered service mark.

         7. LIMITATION OF LIABILITY OF THE TRUST'S TRUSTEES. The Trustees of the Trust and the shareholders of the Trust shall not be liable for any obligations of the Fund or Trust under this Agreement, and the Adviser agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust to which the Adviser's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Trust.

         8. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall remain in force until the second anniversary of the effective date of this Agreement first set forth above and from year to year thereafter, but only so long as such continuance is approved at least annually by: (1) the vote of a majority of the Trustees of the Trust who are not parties to the Agreement or interested persons of the Adviser or interested persons of any such party (other than as Trustees of the Trust), cast in person at a meeting called for the purpose of voting on such approval; and (2) the vote of either: (a) the Board of Trustees of the Trust, or (b) a majority of the outstanding voting securities of the Fund. This Agreement may be terminated at any time, without payment of any penalty, by the Trust either by the vote of the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund on sixty (60) days' written notice to the Adviser, and by the Adviser on sixty (60) days' written notice to the Trust. This Agreement shall automatically terminate in the event of its assignment by


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either party. In interpreting  the provisions of this Section 8, the definitions contained in Section 2(a) of the Investment Company Act (particularly the definitions of "assignments," "interested person" and "voting security") shall be applied.

         9. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment, transfer, assignment, sale, hypothecation or pledge of this Agreement shall be effective until approved by the vote of: (1) the Board of Trustees of the Trust, including a majority of the Trustees who are not parties to this Agreement or interested persons of the Adviser or interested persons of any such party (other than as Trustees of the Trust), cast in person at a meeting called for the purpose of voting on such approval; and (2) a majority of the outstanding voting securities of the Fund.

         10. NOTICE. Any notice or other communication required to be given to this Agreement shall be in writing or by fax, with hard copy to follow, and shall be effective upon receipt. Notices and communications shall be given to:
(1) the Trust at Two Portland Square, Portland, Maine 04101; and (2) the Adviser at c/o Schroder Capital Management International Inc., 787 Seventh Avenue, 34th Floor, New York, New York 10019, Attention: Louise Croset.

         11. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the Investment Company Act. To the extent applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

         12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         The Investment Adviser confirms that the Trust is a Non-private Customer as defined in the rules of IMRO and is being treated with the same standard of care as an employee benefit plan subject to regulation under the Employee Retirement Income Security Act of 1974, as amended.

         The Trust confirms that it has been provided with independent legal advice on this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        SCHRODER SERIES TRUST II

                                        By:      /S/ CATHERINE A. MAZZA
                                             ----------------------------
                                                 Catherine A. Mazza
                                                 Vice President


                                        SCHRODER CAPITAL MANAGEMENT
                                          INTERNATIONAL INC.

                                        By:      /S/  SHARON L. HAUGH
                                            -----------------------------
                                                 Sharon L. Haugh
                                                 Chairman and Director



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